S-1
                          Independent Auditors' Report

The Board of Directors
Anteon International Corporation and subsidiaries:

Under date of February 14, 2003, we reported on the consolidated balance sheets of Anteon International Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2002, which are included in the Anteon International Corporation and subsidiaries annual report on Form 10-K.In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. As discussed in Note 2(g) to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                                                                       KPMG LLP

McLean, Virginia
February 14, 2003